

New Energy Systems Group

Investor Presentation
January 2010

Forward Looking Statements

Except for the historical information, the matters discussed in this presentation may contain forward-looking statements, including, but not limited to, factors relating to future sales. These forward-looking statements may involve a number of risks and uncertainties. Actual results may differ materially based on a number of factors, including, but not limited to, uncertainties in product demand, risks related to doing business in China, the impact of competitive products and pricing, changing economic conditions around the world, release and sales of new products and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

Investment Highlights

- ✓ Rapidly growing market for lithium ion batteries
- ✓ Established management team with strong industry contacts
- ✓ Recent acquisitions help to transform into higher margin, vertically integrated company
- ✓ 2010 results will benefit from recent acquisitions and continued organic growth
- ✓ 2009 projected EPS of $0.91-$1.00 and 2010 projected EPS of at least $1.23*
- ✓ Excess capacity enables significant growth without meaningful capital expenditures
- ✓ Unlevered balance sheet with no near-term need for equity
- ✓ Insider ownership of 21% provides incentive to create shareholder value

* Excludes non-cash charges related to recent acquisitions

Company Overview

- A leading manufacturer and distributor of lithium ion batteries located in Shenzhen, China
  - Products are used to power mobile phones, MP3 players, laptops, digital cameras, PDAs, cameras and other consumer electronic digital devices
  - Sell high-quality lithium ion battery shell and cap products to major lithium ion battery cell manufacturers in China
- Becoming more vertically integrated, which will generate top and bottom line benefits
- Growing customer base includes major OEMs and direct retail channels
- End consumers for most products are in China
  - Not dependent on American or European consumers

Company Timeline

- 2002 Begins operations
- 2004 Becomes public via reverse merger
- 2004 – 2008 Primary business producing battery shells and caps
- 2008 Begins finished battery distribution business
- May 2009 Appoints Fushun Li CEO
- Dec. 2009 Acquires Anytone International, a high tech, product research, manufacturing and marketing company for lithium batteries
- Dec. 2009 Announces plans to acquire Shenzhen NewPowerTechnology, manufacturer of advanced technology lithium ion batteries
- Dec. 2009 Appoints Weihe Yu as Chairman of the Board

New Energy Transition

Transforming into a higher margin, vertically integrated business:



2009E Revenue
27%
73%
2010E Revenue
8%
22%
34%
36%
Battery Shell & Cap Products
Battery Distribution
Anytone
Newpower

Anytone

- Acquired in December 2009
- Manufactures and sells finished products using lithium ion batteries
  - Many products generate 4-7 times more power than the original OEM battery's capacity
  - Support some of the best known electronics products in the world
- Over 30 patents and deep R&D capabilities
  - Ability to rapidly innovate with quick-turn capabilities
- Broadens NEWN's product offering and expands the distribution channels
- Customer base includes OEMs and retailers, with expanding international focus
- Expected to generate meaningful operating leverage and economies of scale

Anytone Products

Cell Phone Series


anytone


anytone

Digital Series




anytone

Solar Power Series




anytone

Laptop Series


anytone


anytone

Anytone (cont.)

- Acquisition price of $33.7 million consisting of:
  - $23.7 million of stock: 3.6 million shares @ $6.60 per share
  - $10.0 million in cash

- Rapid revenue growth
  - Revenue of $10.1 million in 2008 vs. $4.2 million in 2007

($MM)	Revenue	Net income
2009E	$24.2	$4.5
2010E	$36.2	$6.7

- Purchase price of 5.0x 2010 projected net income

NewPower

- Announced plans to acquire NewPower in December 2009
  - China-based manufacturer of lithium ion batteries
  - Products used in portable electronics, such as cell phones, MP3 players, digital cameras, etc.
- Brings extensive manufacturing expertise and capabilities
  - Currently operating at 50% of production capacity
  - Can triple production with minimal additional capital expenditures
- Strategically important in enabling NEWN to vertically integrate
- Anticipate completing acquisition in January 2009


3.7V LITHIUM-ION BATTERY
For KYO KX1
3.7V 750mAh
CAUTION:

NewPower (cont.)

- Acquisition price of $14.7 million
  - $11.7 million of stock: 1.8 million shares @ $6.42 per share
  - $3.0 million in cash

($MM)	Revenue	Net Income
2009E	$20.1	$1.2
2010E	$27.4	$2.5

- Increases profitability of NEWN's existing battery distribution business
  - Capture added margin by internally sourcing lithium ion batteries

Finished Battery Distribution

- Assemble battery components and distribute the finished batteries to leading Chinese battery companies
- Signed first major customer in the second half of 2008 that generated $14.7 million for fiscal 2008
- Signed orders for 2 new customers in 2009 that are expected to result in repeat orders in 2010
- Expect to announce new customers in 2010



Battery Shells & Caps

- Sell broad line of shells and caps to lithium ion battery manufacturers in China
- Products used to encase the lithium ion battery for protection



Battery Shells



Battery Caps

Benefits of Recent Acquisitions

- Anytone's end-user products and accessories provide high margin growth opportunity
- Expanded product portfolio and distribution channels provide cross sell opportunities
- Further diversifies customer base
- Increased capacity and ability to drive margin improvement through higher utilization
- Ability to internally source batteries from NewPower and capture additional margin
- Increased size helps leverage SG&A
- Expanded senior management team with deep industry experience

Market Opportunity

- China has become one of the largest producers and consumers of lithium ion batteries
  - Chinese government estimates the market will grow over 20% annually from 2010 to 2018
  - In china lion battery sales expected to grow
- China has more than 600 million mobile phone subscribers
  - Currently accounts for over $4 billion of lithium-ion battery sales in 2009
  - Chinese government estimates lithium-ion battery sales for mobile phones will grow at 20% 5-year CAGR to over $10 billion in 2013
- The current trend towards smaller, lighter and more advanced portable consumer products is driving industry growth and is expected to continue
  - A short product life combined with a short product innovation cycle creates rapid product turnover

Growth Strategy

- Deepen penetration of existing customers through continued innovation and high quality production
  - Cross sell newly acquired products across business lines
- Expand product offering, including new products geared toward the end-user battery and accessories market
- Target higher margin OEM customers and retail partners
- Increase international presence

Experienced Management Team

- **Weihe Yu, Chairman**
  - Founder of Shenzhen Anytone Technology Co., Ltd., a high tech, integrated research, manufacturing and marketing company for lithium batteries, acquired by NEWN in 2009
  - Served as general manager of Shenzhen Four Images Industrial Co., which manufactures protection circuits for lithium ion batteries
  - From 1998 to 2000, served in key management positions at the Yangxin Aluminum Alloy Wheel Co., Ltd, an automobile alloy wheel manufacturer

- **Fushun Li, CEO and Director**
  - Founder of Shenzhen Kai Bi Te Tech. Co., Ltd. and served as its President from January 2004 to April 2009; the company was an electronic components and 3C electronic products manufacturer that reached revenues in excess of 1 billion RMB under his leadership
  - From 2001 to 2003, was the president of Shenzhen Guanxu Electronics Co., Ltd.
  - From 1995 to 2000, was the vice president of Guanzhou Xunxing Communication Equipment, a subsidiary of China Telecommunications Corporation

- **Junfeng Chen, CFO**
  - Appointed CFO in 2009
  - Joined New Energy Systems Group in 2005 and served as CFO of the Company's wholly-owned subsidiary Shenzhen E'Jenie Science and Technology Co., Ltd.
  - Majored in Accounting and graduated from Wuhan University in China

Recent Financial Results

($MM, except per share)	Nine Months Ended Sept. 30, 2008	Sept. 30, 2009
Revenue	$8.9	$15.9
Growth Rate		*78.7%*
Gross Profit	2.2	4.8
Gross Margin	*24.7%*	*30.0%*
SG&A	.4	.5
EBIT	1.8	4.4
EBIT Margin	*19.7%*	*27.5%*
Pre-Tax Income	1.8	4.3
Tax	(.3)	(.4)
Tax Rate	*3.9%*	*2.8%*
Net Income	1.4	3.9
Net Profit Margin	*15.9%*	*24.3%*
EPS (diluted)	$0.23	$0.62
EPS Growth		*169.6%*

Financial Highlights

- Revenue increased 79% to $15.9 million
  - Battery shell and cover manufacturing segment increased by 45% to $4.3 million
  - Finished battery distribution increased 96% to $11.5 million, or 73% of total sales
- Gross margin increased 533 basis points to 30.0% due to growth in the higher margin battery assembly and distribution segment
- Net income increased 173% to $3.9 million reflecting higher gross profit and increased operational efficiency
- Generated $4.7 million of cash flow from operations

Selected Financials

($ in MM)

Revenue	2009	2009 PF	2010E
New Energy	$ 24.0 (1)	$ 24.0	$ 25.5 (2)
New Power	-	$ 20.1	$ 27.4
Anytone	-	$ 24.2	$ 36.2
Total	$ 24.0	$ 68.3	$ 89.1

Adjusted Net Income	2009	2009 PF	2010E
New Energy	$ 5.7 (1)	$ 5.7	$ 6.4 (2)
New Power	-	$ 1.5	$ 2.5
Anytone	-	$ 4.5	$ 6.7
Total	$ 5.7	$ 11.7	$ 15.6

(1) Assumes middle of 2009 guidance range: revenue of $23.0-$25.0 million and net income of $5.3- $6.0 million, excluding non-cash charges related to recent acquisitions

(2) Assumes 2010 revenue of at least $25.0-$26.0 million and net income of $6.2- $6.5 million, reflecting higher tax rate and excluding non-cash charges related to recent acquisitions

Valuation

($MM)	Current		Pro Forma
Common shares outstanding (9/30/2009)	5.4		5.4
Common shares from covertible preferred	0.8		0.8
Common shares issued to consultants	1.0		1.0
Common shares Issued for Anytone Acq			3.6
Common shares Issued for Newpower Acq			1.8
Total Shares outstanding	7.2		12.6
Price (12/31/2009)	$ 7.08		$ 7.08
Equity Market Cap	$ 51.0		$ 89.2
Cash	9.5		3.3
Debt	0.2		5.2
Enterprise Value	$ 41.7		$ 91.1
2009E Revenue	$ 24.0	2010E Revenue	$ 89.1
2009E Adjusted Net Income	$ 5.7	2010E Adj. Net Income	$ 15.6
Enterprise Value/Revenue	1.7x		1.0x
Equity Market Cap/Net Income	8.9x		5.7x

2010 Objectives

- Improve sales and profitability of all companies
- Successfully integrate recent acquisitions
- Maximize cross selling opportunities/synergies of recent acquisitions
- Expand international focus
- Significantly increase awareness in investment community
- Uplist stock to national exchange in 2010

Investment Highlights

- ✓ Rapidly growing market for lithium ion batteries
- ✓ Established management team with strong industry contacts
- ✓ Recent acquisitions help to transform into higher margin, vertically integrated company
- ✓ 2010 results will benefit from recent acquisitions and continued organic growth
- ✓ 2009 projected EPS of $0.91-$1.00 and 2010 projected EPS of at least $1.23*
- ✓ Excess capacity enables significant growth without meaningful capital expenditures
- ✓ Unlevered balance sheet with no near-term need for equity
- ✓ Insider ownership of 21% provides incentive to create shareholder value

* Excludes non-cash charges related to recent acquisitions



New Energy Systems Group

Contact:
David Waldman or Klea Theoharis
Crescendo Communications, LLC
Tel: (212) 671-1021
Email: newn@crescendo-ir.com